Exhibit 10.50

19 November 2009

(as amended on 2 December 2009]

COINVESTOR OPTION AGREEMENT

relating to certain shares in

LION/RALLY CAYMAN 6

between

LION/RALLY CAYMAN 4

and

LION/RALLY CAYMAN 5

and

LION/RALLY CAYMAN 6

and

LION/RALLY CAYMAN 7 L.P.

and

LION/RALLY CAYMAN 8

and

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

and

LION CAPITAL LLP

WEIL, GOTSHAL & MANGES

One South Place London EC2M 2WG

Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990

www.weil.com

TABLE OF CONTENTS

		Page

1	INTERPRETATION	1

2	GRANT OF PURCHASE OPTION	4

3	EXERCISE OF THE PURCHASE OPTION	4

4	COMPLETION OF PURCHASE OPTION	5

5	CEDC FUNDING OBLIGATION	5

6	WARRANTIES	5

7	CONSENT TO TRANSFER UNDER HOLDCO PLEDGES	6

8	TRANSACTION DOCUMENT AMENDMENTS AND CONSENTS	6

9	CONFIDENTIALITY AND ANNOUNCEMENTS	7

10	TERMINATION OF COINVESTOR COMMITMENT LETTER	8

11	LION CAPITAL LIABILITY	8

12	ASSIGNMENT	8

13	ENTIRE AGREEMENT	8

14	VARIATION	8

15	WAIVER	8

16	ILLEGALITY AND SEVERANCE	9

17	RIGHTS OF THIRD PARTIES	9

18	COUNTERPARTS	9

19	NOTICES	9

20	JURISDICTION	12

21	GOVERNING LAW	12

THIS AGREEMENT is made on 19 November 2009 and amended on 2 December 2009 between the following parties:

(1)	LION/RALLY CAYMAN 4, a société à resposibilité limitée existing under the laws of the Grand Duchy of Luxembourg with registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg (“Cayman 4”);

(2)	LION/RALLY CAYMAN 5, a société à resposibilité limitée existing under the laws of the Grand Duchy of Luxembourg with registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg (“Cayman 5”);

(3)	LION/RALLY CAYMAN 6, a company incorporated in the Cayman Islands whose registered office is at c/o Stuarts Corporate Services Ltd, PO Box 2510, George Town, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(4)	LION/RALLY CAYMAN 7 L.P., a Cayman Exempted Limited Partnership whose principal place of business is at c/o Stuarts Corporate Services Ltd., PO Box 2510, George Town, Grand Cayman KY1-1104, Cayman Islands (“Cayman 7”) acting through its general partner Lion/Rally Cayman 8;

(5)	LION/RALLY CAYMAN 8, a company incorporated in the Cayman Islands whose registered office is at c/o Stuarts Corporate Services Ltd, PO Box 2510, George Town, Grand Cayman, KY1-1104, Cayman Islands (“Cayman 8”);

(6)	CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a company incorporated in Delaware, whose registered office is at ul. Bobrowiecka 6, 00-728 Warszawa, Poland (“CEDC”); and

(7)	LION CAPITAL LLP, a limited liability partnership incorporated in England with Company Number OC308261 whose registered office is at 21 Grosvenor Place, London SW1X 7HF (“Lion Capital”).

WHEREAS

(A)	Cayman 4 is the registered the holder of the Option Shares (as defined below).

(B)	Pursuant to the New Option Agreement (as defined below), CEDC issued the Warrants (as defined below) to Cayman 4 on 2 October 2009.

(C)	Cayman 4 has agreed to grant to Cayman 7 the Purchase Option (as defined below) on the terms and subject to the conditions set out in this Agreement.

(D)	CEDC is a limited partner in Cayman 7.

(E)	CEDC has agreed to subscribe for additional partnership interests in Cayman 7 to enable Cayman 7 to exercise and complete the Purchase Option (contingent upon such completion), on the terms and subject to the conditions set out in this Agreement.

(F)	Then Parties have agreed to amend this Agreement in respect of certain matters, effective 2 December 2009.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	In this Agreement (including its recitals), the words and expressions set out below have the meanings given to each of them respectively:

“2011 Warrants”	the 1,490,550 warrants over CEDC Common Stock, exercisable on 31 May 2011, issued by CEDC on 2 October 2009;

“2012 Warrants”	the 300,000 warrants over CEDC Common Stock, exercisable on 31 July 2012; issued by CEDC on 2 October 2009;

“2013 Warrants”	the 1,803,813 warrants over CEDC Common Stock, exercisable on 31 May 2013, issued by CEDC on 2 October 2009;

“Affiliate”	with respect to any Person, another Person Controlled by such first Person, Controlling such first Person or under common Control with such first Person, and “Affiliated” shall have a meaning correlative to the foregoing;

“Approved Jurisdiction”	has the meaning given in the New Option Agreement;

“Business Day”	any day other than a Saturday or Sunday on which banks are normally open for general banking business in London, New York, Warsaw, Luxembourg and the Cayman Islands;

“Carey Agri”	Carey Agri International –Poland Sp. z o.o. a limited liability company organised in Poland, with its registered seat at 66A Bokserska Street, 02-690, Warsaw, Poland;

“Coinvestor Commitment Letter”	the letter headed “Project Rally III: Coinvestor Acquisition Commitment Letter” dated 12 November 2009 made between Cayman 4, Cayman 5, CEDC and Lion Capital;

“Completion”	has the meaning given in Clause 3.3;

“Confidential Information”	all and any information (written, oral or electronic): (i) concerning the business, finances, assets or affairs of any of the Parties; (ii) relating to any Party’s processes, plans, intentions, product information, know-how, designs, trade secrets, software, market opportunities and customers, or in relation to any third party for which any Party is responsible or in respect of which any Party has an obligation not to disclose; (iii) relating to any shareholder in any Party or any of their respective Affiliates; and (iv) relating to the contents of this Agreement (or any agreement or arrangement entered into pursuant to or any transaction contemplated by this Agreement);

“Consideration”	the amounts of: (i) €23,650,000 (twenty three million, six hundred and fifty thousand Euros); and (ii) $131,800,000 (one hundred and thirty one million eight hundred thousand USD);

“Encumbrances”	any mortgage, charge (fixed or floating), pledge, lien, hypothecation, option, right of set off, security trust, assignment by way of security, reservation of title, option, restriction, right of first refusal, right of pre-emption, third party right or interest, or any other encumbrance or security interest whatsoever created or arising or any other agreement or arrangement (including any sale and leaseback transaction) entered into for the purposes of conferring security or having similar effect and any agreement to enter into, create or establish any of the foregoing;

“GSA”	the Governance and Shareholders Agreement dated 7 May 2009 and made between the Company, Cayman 4, Cayman 5, Cayman 7, Cayman 8 and CEDC;

“Holdco Pledges”	the share mortgages dated 2 October 2009 between: (i) Cayman 4 and Cayman 7; and (ii) Cayman 5 and Cayman 7;

“Longstop Date”	21 December 2009;

“New Option Agreement”	the New Option Agreement dated 2 October 2009 and made between Cayman 4, Cayman 5, Cayman 7 and CEDC, as amended on 30 October 2009;

“Option Shares”	the 79,197,146 ordinary shares in the capital of the Company held by Cayman 4;

“Person”	shall mean any natural Person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organisation, trust, union, association or governmental authority, whether incorporated or unincorporated; a reference to any Person shall include such Person’s successors and permitted assigns under any agreement, instrument, contract or other document;

“Purchase Option”	has the meaning given in Clause 2.1;

“Transaction Documents”	has the meaning given in the New Option Agreement; and

“Warrants”	(i) 462,125 2011 Warrants; (ii) 93,011 2012 Warrants; and (iii) 559,248 2013 Warrants each held by Cayman 4.

1.2	In this Agreement:

1.2.1	references to a document in the “agreed form” are to that document in the form agreed to and initialled for the purposes of identification by or on behalf of the Parties;

1.2.2	references to a Clause or Schedule are to a clause or schedule of this Agreement, and references to this Agreement include the Schedules;

1.2.3	the headings in this Agreement do not affect its construction or interpretation;

1.2.4	references to a “Party” or to the “Parties” are references to a party or parties to this Agreement including where redomiciled or otherwise;

1.2.5	a reference to a document is a reference to that document as amended, modified or rescinded and subsequently replaced from time to time in writing by the mutual consent of the parties;

1.2.6	references to “$”or “USD” are references to the lawful currency for the time being of the United States of America;

1.2.7	references to “€” or “Euro” are references to the single currency and the legal means of payment in the territory of the European Monetary Union; and

1.2.8	the singular includes the plural and vice versa and any gender includes any other gender.

2	GRANT OF PURCHASE OPTION

2.1	Cayman 4 grants to Cayman 7 the right for Cayman 7 to:

2.1.1	acquire from it, and require Cayman 4 to sell to it, the Option Shares; and

2.1.2	require Cayman 4 to return and deliver the Warrants to CEDC for cancellation,

(the “Purchase Option”).

2.2	The Purchase Option may be exercised only in respect of both of:

2.2.1	all (but not some) of the Option Shares; and

2.2.2	all (but not some) of the Warrants.

2.3	Cayman 7 shall exercise the Purchase Option only following receipt by Cayman 7 of written and irrevocable instructions to do so from CEDC. Upon receipt of such instructions, Cayman 7 undertakes to the Parties to promptly exercise the Purchase Option on its terms.

3	EXERCISE OF THE PURCHASE OPTION

3.1	The Purchase Option shall only be exercisable on a Business Day falling during the period from and including 27 November 2009 until and including the Longstop Date (the “Exercise Period”).

3.2	In order to exercise the Purchase Option, Cayman 7 shall notify Cayman 4, in writing, of its exercise of the Purchase Option (an “Exercise Notice”). The service of the Exercise Notice, and thus the exercise of the Purchase Option, shall be irrevocable.

3.3	If an Exercise Notice is validly served, Cayman 4 and Cayman 7 shall be obliged to complete the sale and purchase of the Option Shares and delivery of the Warrants (“Completion”). Completion shall be on such date as CEDC and Cayman 4 may between them agree, provided that following service of an Exercise Notice CEDC and Cayman 4 will use their reasonable endeavours to cause Completion to occur as promptly as possible, and that Completion will occur:

3.3.1	on a Business Day; and

3.3.2	not later than 23 December 2009.

4	COMPLETION OF PURCHASE OPTION

4.1	On Completion:

4.1.1	Cayman 4 shall deliver to Cayman 7 a duly executed transfer in favour of Cayman 7 in respect of the Option Shares; and

4.1.2	Cayman 4 shall return and deliver the Warrants to CEDC for cancellation.

4.2	On Completion, and against satisfaction by Cayman 4 of its obligations set out in Clause 4.1, Cayman 7 shall pay the Consideration to Cayman 4 in cash and in cleared funds.

4.3	Upon receipt of the Warrants under Clause 4.1.2 CEDC undertakes to immediately cancel the Warrants.

5	CEDC FUNDING OBLIGATION

If Cayman 7 exercises the Purchase Option in accordance with the provisions of this Agreement, CEDC irrevocably undertakes to the Parties to itself subscribe or cause Carey Agri to subscribe in cash, immediately prior to Completion, for limited partnership interests in Cayman 7 for an amount equal to the Consideration to be paid by Cayman 7 to Cayman 4 and upon completion of such subscription by CEDC or Carey Agri, as the case may be, Cayman 7 irrevocably undertakes to the Parties to issue such limited partnership interests to CEDC or Carey Agri, as the case may be.

6	WARRANTIES

6.1	Cayman 4 warrants to Cayman 7 that:

6.1.1	as of the date of this Agreement, Cayman 4 is the sole legal and beneficial holder of the Option Shares and the Warrants which are, save for the Holdco Pledges in respect of the Option Shares, free from Encumbrances; and

6.1.2	as at the date of Completion Cayman 4 will be the sole legal and beneficial holder of the Option Shares and the Warrants which will, save for the Holdco Pledges in respect of the Option Shares, be free from Encumbrances.

6.2	CEDC warrants to Cayman 4, Cayman 5 and Lion Capital as of the date of this Agreement that this Agreement represents the entirety of the terms agreed by CEDC with regard to the Coinvestor Acquisition (as defined in the Coinvestor Commitment Letter) and no other agreements or arrangements have been agreed or are in place between CEDC or any of its Affiliates and a Coinvestor (as defined in the term sheet attached to the Coinvestor Commitment Letter) in relation to the Coinvestor Acquisition, provided that the foregoing shall not be deemed to relate to any agreements or arrangements that have been agreed or are in place, or that may be agreed or be put in place, between CEDC or any of its Affiliates and one or more of the Coinvestors or affiliates of Coinvestors in relation to services provided or other commercial dealings.

6.3	Each Party warrants to the other Parties that:

6.3.1	it has the power and authority required, and has obtained or satisfied all corporate approvals or other conditions necessary, to enter into this Agreement and each of the other agreements to be entered into by it pursuant to, or otherwise in connection with, this Agreement, and to perform fully its obligations under this Agreement and such other agreements in accordance with their respective terms;

6.3.2	the entry into, and the implementation of the transactions contemplated by, this Agreement and each of the other agreements to be entered into by the Parties pursuant to, or otherwise in connection with, this Agreement will not result in:

(a)	a violation or breach of any provision of the memorandum and articles of association or equivalent constitutional documents of such Party;

(b)	a breach of, or give rise to a default under, any contract or other instrument to which such Party is a party or by which it is bound;

(c)	a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to such Party or any of its assets; or

(d)	a requirement for such Party to obtain any consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement on a basis which is both unconditional and cannot be revoked.

6.4	This Agreement and each of the other agreements to be entered into by the Parties pursuant to, or otherwise in connection with, this Agreement, constitute valid and legally binding obligations of the Parties enforceable in accordance with their respective terms.

7	CONSENT TO TRANSFER UNDER HOLDCO PLEDGES

To the extent that the Holdco Pledges remain in force on Completion, Cayman 5 consents, as Mortgagor under the Holdco Pledges, to the transfer of the Option Shares on the terms of this Agreement.

8	TRANSACTION DOCUMENT AMENDMENTS AND CONSENTS

8.1	Conditional upon Completion, and to the extent that the New Option Agreement remains in force on Completion, the New Option Agreement is hereby amended as follows:

8.1.1	by deleting the number “29,600,000” set out in the sixth row of column F of Schedule 2 of the New Option Agreement and replacing it with the number “1,000,000”;

8.1.2	by deleting the number “48,000,000” set out in the fifth row of Column F of Schedule 2 of the New Option Agreement and replacing it with the number “1,000,000”; and

8.1.3	by deleting the number “53,000,000” set out in the fourth row of Column F of Schedule 2 of the New Option Agreement and replacing it with the number “49,402,854”.

8.2	The Parties hereby irrevocably consent to the entry into of, and the performance by each Party of its obligations under, this Agreement for all purposes of the Transaction Documents (including, without limitation, Clause 4.1 of, and paragraph 15 of Schedule 2 to, the GSA).

9	CONFIDENTIALITY AND ANNOUNCEMENTS

9.1	Each Party will keep and treat as strictly confidential and not at any time disclose or make known in any way to any person who is not a Party, or use for a purpose other than the performance of its obligations under this Agreement, any Confidential Information which it may possess or which has or may come within its knowledge before or after the date of this Agreement relating to or connected with or arising out of this Agreement or the business, customers, activities or affairs of any other Party or, through any failure to exercise all due care, cause any unauthorised disclosure of any Confidential Information, and will make every effort to prevent the use or disclosure of such information, except that these restrictions do not apply to the disclosure of Confidential Information if and only to the extent that (and, in relation to CEDC, subject always to the provisions of Clause 9.2):

9.1.1	disclosure is required by law or for the purpose of any judicial proceedings or by any regulatory authority, government body or recognised securities exchange, provided that the other Parties shall, save where giving notices to such other Parties is prohibited by law, be given as much notice of such disclosure as is reasonably practicable and shall have consideration afforded to their reasonable requests in relation to the contents of such disclosures;

9.1.2	the information is or becomes generally available to the public other than as a result of a breach of any undertaking or duty of confidentiality by any person;

9.1.3	the information is disclosed on a strictly confidential basis by a Party to its agents, advisers, auditors, bankers or shareholders for the purposes of its business;

9.1.4	disclosure is by a Party to its Affiliates; or

9.1.5	each of the other Parties has given its prior written consent to the contents and the manner of the disclosure.

9.2	The Parties acknowledge that this Agreement and any other documents agreed with CEDC in relation hereto shall be publicly disclosed by CEDC, and shall be shared with CEDC’s underwriters and included in the offering material for any equity or debt capital raising conducted by CEDC.

9.3	Each Party shall inform any officer, employee or agent or auditor, banker or shareholder or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential Information, that such information is confidential and should not be disclosed to any third party (other than to those to whom it has already been disclosed in accordance with the terms of this Agreement). The disclosing Party is responsible for any breach of this Clause 9 by the person to whom the Confidential Information is disclosed.

10	TERMINATION OF COINVESTOR COMMITMENT LETTER

Cayman 4, Cayman 5, CEDC and Lion Capital each acknowledge and agree that the Coinvestor Commitment Letter shall cease to be of any effect and shall be terminated from the date of this Agreement.

11	LION CAPITAL LIABILITY

Notwithstanding any provision of this Agreement, it is agreed and acknowledged that Lion Capital shall only be subject to the equitable remedies of injunction and specific performance in the event of a breach of any of the provisions of this Agreement and shall not be liable for money damages or money damages in lieu of equitable remedies.

12	ASSIGNMENT

No Party will be entitled to assign or transfer all or any of its rights, benefits or obligations under this Agreement or any document referred to in it without the prior written consent of the other Parties.

13	ENTIRE AGREEMENT

This Agreement, and the documents referred to in it in agreed form together constitute the entire agreement and understanding of the Parties in relation to the matters the subject thereto and supersede any previous agreement between the Parties (whether written or oral) in relation to all or any of such matters and without prejudice to the generality of the foregoing, exclude any representation, warranty, condition or other undertaking implied at law or by custom other than where expressly contained in this Agreement, provided that nothing in this Clause 13 shall exclude a Party from liability for fraudulent misrepresentation.

14	VARIATION

Any variation of this Agreement must be in a written document and signed by each Party or a duly authorised officer or representative of each Party and where any such document exists and is so signed such Party shall not allege that the same is not binding by virtue of an absence of consideration.

15	WAIVER

15.1	A delay in exercising, or failure to exercise, any right or remedy under this Agreement does not constitute a waiver of such or other rights or remedies, nor shall it operate so as to bar the exercise or enforcement thereof. No single or partial exercise of any right or remedy under this Agreement shall prevent further or other exercise of such or other rights or remedies.

15.2	No waiver by any Party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such Party.

15.3	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

16	ILLEGALITY AND SEVERANCE

16.1	The provisions contained in each Clause of this Agreement shall be enforceable independently of the others and the invalidity of any one provision shall not affect the validity of the others.

16.2	If a provision of this Agreement is, or but for this Clause 16 would be, held to be illegal, invalid or unenforceable, in whole or in part, in the jurisdiction to which it pertains, but would be legal, valid and enforceable if part of the provision was deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable in that jurisdiction, and any such illegality, invalidity or unenforceability in any jurisdiction shall not invalidate or render invalid or unenforceable such provisions in any other jurisdiction.

16.3	If a provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part and Clause 16.2 cannot be used to make it legal, valid and enforceable, a Party may require the other Parties to enter into a new agreement or deed under which those Parties undertake in the terms of the original provision, but subject to such amendments as the first Party specifies in order to make the provision legal, valid and enforceable. No Party will be obliged to enter into a new agreement or deed that would increase its liability beyond that contained in this Agreement, had all its provisions been legal, valid and enforceable.

17	RIGHTS OF THIRD PARTIES

17.1	A Party who is not a Party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from such Act. Accordingly, this Agreement shall be binding upon and enure solely for the benefit of the Parties hereto in accordance with this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

18	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same agreement. No counterpart shall be effective until each Party has executed at least one part or counterpart.

19	NOTICES

19.1	A notice or other communication under or in connection with this Agreement shall be in writing, in English and delivered by hand or sent by pre-paid post (or pre-paid air mail if the countries in which the sender’s and the recipient’s addresses are located for the purposes of this Clause are different) or by fax or by attachment to an email as a scan or copy of a notice, in machine readable and printable format (e.g., in .pdf., .tif., or .jpg. format)(although, for the avoidance of doubt, writing on the screen of a visual display unit, including by e-mail without attachment, shall not constitute proper written notice).

19.2	The Parties’ addresses and fax numbers for the purposes of this Agreement are:

19.2.1	In the case of the Company, Cayman 6, Cayman 7 and Cayman 8:

c/o Stuarts Corporate Services Ltd

PO Box 2510

George Town

Grand Cayman

KY1-1104

Cayman Islands

For the attention of: Chris Humphries

Fax number: +1 345 949 2888

Email address: chris.humphries@stuartslaw.com

with courtesy copies (which shall not constitute notice) to:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

Email addresses: ferran@lioncapital.com/cocker@lioncapital.com and to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

Email addresses: michael.francies@weil.com/ian.hamilton@weil.com

19.2.2	in the case of Cayman 4 and Cayman 5:

c/o ATC Corporate Services (Luxembourg) S.A.

13-15 Avenue de la Liberté

L-1931 Luxembourg

For the attention of: Richard Brekelmans

Fax number:: +352 268 901 69

Email address: richard.brekelmans@atcgroup.com

with courtesy copies (which shall not constitute notice) to:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

Email addresses: ferran@lioncapital.com/cocker@lioncapital.com and to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

Email addresses: michael.francies@weil.com/ian.hamilton@weil.com

19.2.3	In the case of Lion Capital:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

Email addresses: ferran@lioncapital.com/cocker@lioncapital.com with a courtesy copy (which shall not constitute notice) to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

Email addresses: michael.francies@weil.com/ian.hamilton@weil.com

19.2.4	In the case of CEDC:

CEDC Warsaw

ul. Bobrowiecka 6

02-728 Warszawa

Poland

For the attention of: Bill Carey

Fax number: +48 22 455 1810

Email address: board.assistant@cedc.com.pl

with a courtesy copy (which shall not constitute notice) to:

Dewey & LeBoeuf

No. 1 Minster Court

Mincing Lane

London EC3R 7YL

For the attention of: Stephen J. Horvath

Fax number: +44 20 7444 7356

Email address: shorvath@dl.com

or such other address or fax number as the relevant Party notifies to the other Parties, which change of address shall only take effect if delivered and received in accordance Clauses 18.1 and 18.3.

19.3	In the absence of evidence of earlier receipt, and except as provided in Clause 19.4, a notice or other communication is deemed given:

19.3.1	if delivered by hand, at the time of delivery;

19.3.2	if sent by post (other than air mail), at 9.30 a.m. on the second Business Day after its posting);

19.3.3	if sent by air mail, at 9.30 a.m. on the fifth Business Day after its posting;

19.3.4	if sent by fax, at the time of its transmission; or

19.3.5	if sent by an attachment to an email, on receipt by the sender of an email from the addressee confirming receipt of the notice.

19.4	If a notice or other communication is delivered by hand or sent by fax on a day which is not a Business Day or after 5.30pm on a Business Day, the notice or communication shall be deemed to have been given at 9.30 a.m. on the next following Business Day.

19.5	In this Clause, a reference to time is to local time in the country of the recipient of the notice or communication.

19.6	The provisions of this Clause shall not apply in relation to the service of Service Documents, where “Service Document” means a claim form, order or judgment issued out of the courts of England and Wales or any document relating to or in connection with any proceedings.

19.7	CEDC irrevocably authorises and appoints Dewey & LeBoeuf of No. 1 Minster Court, Mincing Lane, London EC3R 7YL, United Kingdom (for the attention of Stephen J. Horvath) as its agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this Clause 19 shall be deemed to be effective service on CEDC.

19.8	Each of the Company, Cayman 4, Cayman 5, Cayman 6, Cayman 7 and Cayman 8 irrevocably authorises and appoints Lion Capital as their agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this Clause 19 shall be deemed to be effective service on the Company, Cayman 4, Cayman 5, Cayman 6, Cayman 7 or Cayman 8, as the case may be.

20	JURISDICTION

The Parties irrevocably agree that, subject as provided below, the courts of England shall have exclusive jurisdiction over any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual claims). Nothing in this Clause 20 shall limit the right of the Parties to commence proceedings to seek equitable (or equivalent) relief or to seek enforcement of a final non-appealable judgment of the courts of England or in any court of an Approved Jurisdiction which has competent jurisdiction, nor shall the commencement of such proceedings in any one or more Approved Jurisdictions preclude the commencement of similar proceedings in any other Approved Jurisdiction, whether concurrently or not, to the extent permitted by the law of such other Approved Jurisdiction. No Party shall be entitled to commence proceedings in any court in any jurisdiction other than England or of an Approved Jurisdiction.

21	GOVERNING LAW

This Agreement and all matters (including, without limitation, any contractual or non-contractual obligation) arising from or connected with it are governed by, and will be construed in accordance with, English law.

THIS AGREEMENT IS EXECUTED ON THE DATE SHOWN ON PAGE 1 ABOVE.

Signed by	)	/s/ James Cocker
for and on behalf of	)	Manager A
LION/RALLY CAYMAN 4)
	)	/s/ Richard Brekelmans
Manager B

Signed by	)	/s/ James Cocker
for and on behalf of	)	Manager A
LION/RALLY CAYMAN 5)
	)	/s/ Richard Brekelmans
Manager B

Signed by	)
for and on behalf of	)
LION/RALLY CAYMAN 6)		/s/ Hayley Tanguy
	)	Director

Signed by	)
for and on behalf of	)
LION/RALLY CAYMAN 8)
acting as general partner of	)
LION/RALLY CAYMAN 7 L.P.	)	/s/ Hayley Tanguy
	)	Director

Signed by	)
for and on behalf of	)
LION/RALLY CAYMAN 8)		/s/ Hayley Tanguy
	)	Director

Signed by	)
for and on behalf of	)
LION CAPITAL LLP	)	/s/ Robert Derwent
	)	Member

Signed by	)
for and on behalf of	)
CENTRAL EUROPEAN	)
DISTRIBUTION CORPORATION	)	/s/ William V. Carey